Exhibit 99.2

FOR IMMEDIATE RELEASE	Investor and Media Contact: Whitney Finch
March 28, 2011	Director of Investor Relations
813.421.7694
wfinch@walterinvestment.com
WALTER INVESTMENT MANAGEMENT CORP. ANNOUNCES DEFINITIVE AGREEMENT
TO PURCHASE GREEN TREE CREDIT SOLUTIONS
(Tampa, Fla.) — Walter Investment Management Corp. (NYSE Amex: WAC) (“Walter Investment” or the “Company”) today announced it has entered into a definitive agreement to purchase GTCS Holdings LLC (“Green Tree”) in a transaction valued at $1.065 billion. Green Tree, based in St. Paul, Minnesota, is a leading independent, fee-based business services company which provides high-touch, third-party servicing of credit-sensitive consumer loans. Green Tree brings to Walter Investment a high-growth platform, with long-standing relationships with a diverse, blue chip customer base, as well as a highly successful management team which averages 25 years of industry experience. This acquisition will transform Walter Investment into a leading business services company focused on recurring, fee-based revenues generated from an “asset-light” platform.
“We believe that with the acquisition of Green Tree, Walter Investment will be uniquely positioned to capture a significant share of the growing specialty mortgage services sector,” said Mark J. O’Brien, Walter Investment’s Chairman and Chief Executive Officer. “Green Tree’s businesses, operational strategy, philosophy and culture are much the same as ours, providing opportunities to achieve both revenue and expense synergies as we pursue our common strategic objectives for growing the business and enhancing long-term shareholder value.”
“Green Tree has demonstrated its ability to capitalize on the cyclical and secular trends in the mortgage sector which we believe offer great opportunities for significant revenue growth,” continued Mr. O’Brien. “The ability to generate revenues from recurring, fee-based sources, with high operating margins from an asset-light platform is an especially attractive addition to our existing business model.”
“By bringing these two companies together, we expect to create greater financial flexibility and to build upon our substantial competitive advantages” said Keith Anderson, Chief Executive Officer of Green Tree. “The Green Tree team has built a solid reputation as a best-in-class business services company. Now, by combining with Walter Investment, we will be able to operate within a larger and stronger capital base, enhancing our ability to execute our strategic objectives and meet our long-term financial goals.”
Approvals and Anticipated Closing
The Board of Directors of Walter Investment has unanimously approved the transaction. Walter Investment will issue approximately 1.8 million shares of common stock to the seller, assume approximately $20 million of existing Green Tree debt, and issue $765 million of new debt which has been fully committed by Credit Suisse and The Royal Bank of Scotland plc and which, together with cash, will be used to acquire the equity of Green Tree, repay existing Green Tree indebtedness and pay fees and expenses of the transaction. As a result of this transaction, Walter Investment will no longer qualify as a REIT. The transaction is subject to receipt of governmental approvals, third-party consents and the satisfaction of other customary closing conditions. The transaction is not subject to a financing condition. The Company expects to complete the transaction early in the third quarter of 2011.

Advisors
Credit Suisse Securities (USA) LLC acted as exclusive financial advisor to Walter Investment and Simpson Thacher & Bartlett LLP provided legal counsel. Morgan Stanley & Co. Incorporated acted as financial advisor to Green Tree, while Willkie Farr & Gallagher LLP provided legal counsel. BofA Merrill Lynch acted as financial advisor to the seller.
Conference Call and Webcast
Walter Investment and Green Tree will host a joint webcast to discuss the transaction on Monday, March 28, 2011, at 10:00 a.m. EDT. The webcast will be accessible on the investor relations section of Walter Investment’s website at www.walterinvestment.com. The accompanying slide presentation will also be available on the Company’s website. A replay of the audio presentation will be available on the website for 30 days.
About Walter Investment Management Corp.
Walter Investment Management Corp. is an asset manager, mortgage servicer and mortgage portfolio owner specializing in less-than-prime, non-conforming and other credit-challenged mortgage assets. Based in Tampa, Fla., the Company currently has $1.8 billion of assets under management and annual revenues of approximately $180 million. The Company is currently structured as a real estate investment trust (“REIT”) and employs approximately 340 people. For more information about Walter Investment Management Corp., please visit the Company’s website at www.walterinvestment.com.
About Green Tree
Green Tree is one of the country’s leading home loan servicers and a full-service solutions provider which partners with credit-risk owners to help them maximize the performance of their loan portfolios. Based in St. Paul, Minn., the company services a diverse $37 billion loan portfolio consisting of over 745,000 loans and employs approximately 1,900 people. For more information, please visit the Green Tree website at www.greentreecreditsolutions.com.
Safe Harbor Statement
Certain statements in this release and in any of Walter Investment Management Corp.’s public documents referred to herein, contain or incorporate by reference “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Walter Investment Management Corp. is including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “project,” “estimate,” “forecast,” “objective,” “plan,” “goal” and similar expressions, and the opposites of such words and expressions are intended to identify forward-looking statements. Forward-looking statements are based on the Company’s current beliefs, intentions and expectations; however, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements, to differ materially from those reflected in the statements made or incorporated in this release. Thus, these forward-looking statements are not guarantees of future performance and should not be relied upon as predictions of future events. The risks and uncertainties referred to above include, but are not limited to, the satisfactory completion of all conditions precedent to the closing of the proposed transaction in accordance with the terms and conditions of the purchase agreement, including the receipt of anti-trust and other regulatory and customer approvals; the negotiation, execution and delivery of definitive financing agreements and the satisfaction of all conditions precedent that will be contained therein; the completion of asset sales contemplated by the purchase agreement; the obligation to pay a termination fee under the purchase agreement in certain circumstances if the closing does not occur; anticipated growth of the specialty servicing sector; future economic and business conditions; the effects of competition from a variety of local, regional, national and other mortgage servicers and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 8, 2011.
All forward-looking statements set forth herein are qualified by this cautionary statement and are made only as of March 28, 2011. The Company undertakes no obligation to update or revise the information contained herein, including without limitation, any forward-looking statements, whether as a result of new information, subsequent events or circumstances, or otherwise, unless otherwise required by law.